Exhibit 10.4
AMENDMENT NO. 2 TO CREDIT AGREEMENT
     AMENDMENT dated as of November 9, 2008 to the Credit Agreement dated as of September 22, 2008 (as amended from time to time, the “Credit Agreement”) between AMERICAN INTERNATIONAL GROUP, INC., as Borrower (the “Borrower”) and FEDERAL RESERVE BANK OF NEW YORK, as Lender (the “Lender”).
PRELIMINARY STATEMENTS
     (1) WHEREAS, Borrower intends to issue 2008 Preferred Stock (as defined below) having an aggregate liquidation preference of $40 billion.
     (2) WHEREAS, Borrower has requested Lender to amend the Credit Agreement in connection with such issuance and to make certain other changes as described herein, and Lender has agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement to effect such changes as set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference in the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or other similar reference to the Credit Agreement, shall, after the Amendment No. 2 Effective Date (as defined in Section 9 of this Amendment), refer to the Credit Agreement as amended hereby.
     Section 2. Amendments to Definitions. Section 1.01 of the Credit Agreement is amended by adding or amending (as applicable) the following definitions to read in their entirety as follows:
               “2008 Preferred Stock” shall mean the Series D Preferred Stock of the Borrower, par value $5.00 per share, issued to the United States Department of the Treasury.

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               “2008 Warrants” shall mean warrants issued by the Borrower to the United States Department of the Treasury concurrently with the issuance of the 2008 Preferred Stock.
               “Applicable Margin” shall mean 3.00% per annum.
               “Maturity Date” shall mean September 13, 2013.
               “Subject Issuer” shall mean any Person that is a Subject Issuer as defined in the Guarantee and Pledge Agreement, excluding any Person whose Equity Interests are not (and are not required to be) subject to any Lien in favor of the Lender pursuant to the Guarantee and Pledge Agreement.”
     Section 3. Amendment to Available Commitment Fee. Section 2.05(a) of the Credit Agreement is hereby amended by replacing the reference to “8.50%” therein with “0.75%”.
     Section 4. Commitment Reduction. Section 2.10(h) of the Credit Agreement is hereby amended to read in its entirety as follows:
                              “(h) Simultaneously with any prepayment required by paragraph (b), (c) or (d) of this Section 2.10, the Commitment shall be automatically and permanently reduced (i) in the case of any prepayment from the Net Cash Proceeds of the issuance of 2008 Preferred Stock and the 2008 Warrants, to $60,000,000,000 and (ii) otherwise, in an amount equal to that portion of the Net Cash Proceeds required to be applied to prepay the Original Principal Amount of the Loans pursuant to such paragraphs.”
     Section 5. Amendments to Certain Covenants. The proviso to Section 6.06(a) of the Credit Agreement is hereby amended by replacing “and” where it appears at the end of clause (i) thereof with a semicolon and adding the following new clause (iii) after clause (ii) thereof:
               “and (iii) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make payments of cumulative compounding dividends on its 2008 Preferred Stock at a rate not to exceed 10% per annum”
     Section 6. Amendments to Exhibit D. Exhibit D of the Credit Agreement is hereby amended to read in its entirety as set forth on Exhibit A hereto.
     Section 7. Certain Technical Amendments. (a) Clause (E) of the proviso to Section 6.06(b) is hereby amended to read in its entirety as follows
                    “(E) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured

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                         Indebtedness or secured Swap Contracts permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or such Swap Contracts, as the case may be”.
     (b) Schedule 8.01 of the Credit Agreement is hereby amended by replacing the entry requiring that notices be copied to Joyce M. Hansen with the following new entry:
                         Federal Reserve Bank of New York
                         33 Liberty Street New York, New York 10045
                         Attention: James R. Hennessy, Counsel and Vice President
                         Telecopy: (212) 720-7797
                         Telephone: (212) 720-5024
                         E-mail: james.hennessy@ny.frb.org
     Section 8. Representations of Borrower. The Borrower represents and warrants on the Amendment No. 2 Effective Date that (i) the representations and warranties of Borrower contained in Article 3 of the Credit Agreement and by any Loan Party in any other Loan Document shall be true and correct on and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (ii) no Default or Event of Default shall exist on the Amendment No. 2 Effective Date after giving effect to this Amendment.
     Section 9. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) when, and only when, each of the following conditions shall have been satisfied to the satisfaction of Lender:
     (a) Execution of Counterparts. Lender shall have received from Borrower a counterpart hereof signed by Borrower.
     (b) Execution of Consent. Lender shall have received counterparts of a consent substantially in the form of Exhibit B to this Amendment, duly executed by each Guarantor.
     (c) Expenses. Lender shall have received reimbursement for all costs and expenses (including fees, charges and disbursements of counsel to Lender) to the extent required by Section 8.05(a) of the Credit Agreement, including in connection with the preparation, negotiation and execution of this Amendment.
     (d) Consummation of 2008 Preferred Stock Issuance. Borrower shall have consummated the issuance of 2008 Preferred Stock having a liquidation preference of not less than $40,000,000,000 on or prior to the Amendment No. 2 Effective Date.

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     Section 10. Certain Consequences Of Effectiveness. On and after the Amendment No. 2 Effective Date, the rights and obligations of the parties hereto shall be governed by the Credit Agreement as amended by this Amendment; provided that the rights and obligations of the parties to the Credit Agreement with respect to the period prior to the Amendment No. 2 Effective Date shall continue to be governed by the provisions of the Credit Agreement prior to giving effect to this Amendment. Each Loan Document, as specifically amended hereby, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. Without limiting the foregoing, the Security Documents and all of the Collateral do and shall continue to secure the payment of all obligations under the Loan Documents as amended hereby.
     Section 11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 12. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AMERICAN INTERNATIONAL GROUP, INC., as Borrower

By: /s/ Kathleen E. Shannon

Name: Kathleen E. Shannon
Title: Senior Vice President and
Secretary

FEDERAL RESERVE BANK OF NEW YORK, as Lender

By: /s/ Steven J. Manzari

Name: Steven J. Manzari
Title: Senior Vice President

EXHIBIT A
Summary of Terms of Preferred Stock and Related Issues

Issuer	American International Group, Inc. (“AIG”).

Purchaser	AIG Credit Facility Trust, a new trust established for the benefit of the United States Treasury (“Trust”).

Securities	100,000 shares of Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share (“Preferred Stock”).

Consideration	$500,000 plus the lending commitment of the Federal Reserve Bank of New York (“NY Fed”); AIG’s board will acknowledge the receipt of value at least equal to the aggregate par value of the shares of Preferred Stock in connection with their issuance.

Voting rights	Except where a class vote is required by law, the Preferred Stock will vote with the common stock on all matters submitted to AIG’s stockholders, and will be entitled to an aggregate number of votes equal to (i) the Initial Number of Shares (as defined below), as adjusted pursuant to the anti-dilution provisions, minus (ii) the votes, if any, attributable to shares of common stock previously issued on any partial conversion of the Preferred Stock; provided that the number of votes attributable to the Preferred Stock shall not exceed 77.9% of the aggregate number of votes of the Preferred Stock and the shares of common stock then outstanding.

Dividends	The Preferred Stock will be entitled to participate in any dividends paid on the common stock, and shall receive (i) the dividends attributable to the Initial Number of Shares, as adjusted pursuant to the anti-dilution provisions, minus (ii) the dividends, if any, paid with respect to shares of common stock previously issued on any partial conversion of the Preferred Stock; provided that the dividends attributable to the Preferred Stock shall not exceed 77.9% of the aggregate amount of dividends paid on the Preferred Stock and the shares of common stock then outstanding.

Conversion	Upon the effectiveness of the amendment to AIG’s restated certificate of incorporation described in clause (i) under “Stockholder vote,” the Preferred Stock will be convertible into a number of shares of common stock (the “Initial Number of Shares”) equal to the excess of (a) the product of 3.9751244 times the Number of Outstanding Shares over (b) 53,798,766 (the number of shares of common stock underlying the 2008 Warrants). The “Number of Outstanding Shares” means, as of any date, the number of shares of common stock outstanding as of the date of issuance of the Preferred Stock plus the number of shares of common stock, if any, issued on or prior to such date in settlement of AIG’s Equity Units.

Anti-Dilution Provisions	The Preferred Stock will have customary anti-dilution provisions.

Term	Perpetual.

Liquidation preference	$500,000 in aggregate.

Stockholder vote	AIG’s board will call a meeting of stockholders as soon as practicable after the issuance of the Preferred Stock. At that meeting, the stockholders, with the common stockholders voting as a separate class in the case of the matters in clause (i), will vote on, among other things, (i) amendments to AIG’s certificate of incorporation to (a) reduce the par value of AIG’s common stock to $0.000001 per share and (b) increase the number of authorized shares of common stock to 19 billion and (ii) any other measures deemed by the NY Fed to be necessary for the conversion of the Preferred Stock or the operation of the Facility, including the pledging of collateral thereunder.

Equity issues	So long as the Trust’s equity ownership, determined as the sum of its ownership of common stock and the number of shares of common stock underlying the Preferred Stock (whether or not the Preferred Stock is then convertible), shall equal or exceed 50% of the Initial Number of Shares (as adjusted pursuant to the anti-dilution provisions), AIG shall not issue any capital stock, or any or securities or instruments convertible or exchangeable into, or exercisable for, capital stock, without the written consent of the Trust other than (i)(x) issues of capital stock to satisfy any security or instrument existing on September 16, 2008 that is exercisable for, convertible into or exchangeable for common stock, (y) in respect of equity compensation awards issued in the ordinary course of business under AIG’s Amended and Restated 2007 Stock Incentive Plan or AIG’s Amended and Restated 2002 Stock Incentive Plan or (z) in respect of any tax-qualified plan approved in the ordinary course of business by the Board of Directors of AIG that meets the requirements of Section 423 of the Internal Revenue Code and (ii) subsequent to written notice from the Trust that AIG’s corporate governance arrangements are satisfactory to the trustees (x) in respect of equity compensation awards issued under any equity compensation plan (including any material amendments thereto) approved by shareholders after September 16, 2008 in accordance with the shareholder approval requirements of the NYSE Listed Company Manual or (y) in any one year, up to 0.5% of the outstanding shares of common stock pursuant to any other employee benefit plan, employment contract or similar arrangement that is approved by the Compensation and Management Resources Committee of the Board of Directors of AIG.

Governance	AIG and its board will work in good faith with the trustees of the Trust to ensure corporate governance arrangements satisfactory to the trustees.

Registration rights	AIG will enter into a customary agreement providing for demand registration rights for the Preferred Stock and the underlying common stock, will apply for the listing on the NYSE of the common stock underlying the Preferred Stock, and will take such other steps as the NY Fed may reasonably request to facilitate the transfer of the Preferred Stock or common stock received on conversion of the Preferred Stock.

Regulation	AIG will take all actions necessary or expedient for obtaining any regulatory approvals, notices, waivers or consents related to the issuance and acquisition of the Preferred Stock and will assist the NY Fed in such matters.

NYSE	AIG will take all actions necessary or expedient for obtaining NYSE approval for the issuance and voting of the Preferred Stock, including actions required of the audit committee of the board of AIG to take advantage of the exemption from the NYSE’s stockholder approval requirements set forth in Section 312.05 of the NYSE Listed Company Manual.

Takeover laws	AIG will take all actions necessary or expedient in order to exempt the acquisition and ownership of the Preferred Stock and any common stock issued upon conversion of the Preferred Stock from (i) the requirements of any applicable “moratorium”, “control share”, “fair price” or other anti-takeover laws and regulations of any jurisdiction, including Section 203 of the Delaware General Corporation Law, and (ii) any other applicable provision of the organizational documents of AIG or the comparable organizational documents of any subsidiary of AIG.

EXHIBIT B
     Reference is made to Amendment No. 2 dated November [___], 2008 between American International Group, Inc., as Borrower (the “Borrower”) and Federal Reserve Bank of New York, as Lender (the “Lender”) (the “Amendment”). Unless otherwise specifically defined herein, each term used herein that is defined in the Amendment shall have the meaning assigned to such term in the Amendment.
     Each of the undersigned hereby consents to the Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of the Amendment, each Loan Document to which it is party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or similar references to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment and (b) the Loan Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all obligations under the Loan Documents, as amended hereby.

[GUARANTORS]

By:

Name:
Title: